EXHIBIT 23.3

                          CONSENT OF BDO SEIDMAN, LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-110191) pertaining to the 2002 Stock Option and Stock Appreciation Rights Plan of Infocrossing, Inc. and its subsidiaries, Registration Statement on Form S-8 (No. 333-46720) pertaining to the Amended and Restated 1992 Stock Option and Stock Appreciation Rights Plan of Infocrossing, Inc., this Registration Statement on Form S-3, and Registration Statements on Form S-3 (No. 333-45663, Form S-3 No. 33-94040, and Form S-3 No. 333-110173) of our report dated January 21, 2004, except for note 7, as to which the date is March 4, 2004, with respect to the audited financial statements of ITO Acquisition Corporation included in the Report on Form 8-K/A for the acquisition of ITO Acquisition Corp by Infocrossing, Inc. filed on April 2, 2004.


                                                      /s/ BDO SEIDMAN, LLP


Costa Mesa, California
February 17, 2005